                                                                     Exhibit 4.3


                             CASCADE MICROTECH, INC.


                           INVESTORS' RIGHTS AGREEMENT


                                DECEMBER 16, 1999

                                TABLE OF CONTENTS


SECTION 1.        RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; REGISTRATION RIGHTS..............................2

                  1.1      CERTAIN DEFINITIONS....................................................................2
                  1.2      REQUESTED REGISTRATION.................................................................4
                  1.3      COMPANY REGISTRATION...................................................................7
                  1.4      EXPENSES OF REGISTRATION...............................................................8
                  1.5      REGISTRATION ON FORM S-3...............................................................8
                  1.6      REGISTRATION PROCEDURES................................................................9
                  1.7      INDEMNIFICATION.......................................................................10
                  1.8      INFORMATION BY HOLDER.................................................................13
                  1.9      LIMITATIONS ON REGISTRATION OF ISSUES OF SECURITIES...................................13
                  1.10     RULE 144 REPORTING....................................................................13
                  1.11     TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS.........................................13
                  1.12     "MARKET STAND-OFF" AGREEMENT..........................................................14
                  1.13     ALLOCATION OF REGISTRATION OPPORTUNITIES..............................................14
                  1.14     DELAY OF REGISTRATION.................................................................15
                  1.15     TERMINATION OF REGISTRATION RIGHTS....................................................15
                  1.16     RULE 144A.............................................................................15

SECTION 2.        COVENANTS OF THE COMPANY AND THE SHAREHOLDERS..................................................16

                  2.1      BASIC FINANCIAL INFORMATION...........................................................16
                  2.2      ADDITIONAL INFORMATION AND RIGHTS.....................................................16
                  2.3      RIGHT OF FIRST REFUSAL................................................................18
                  2.4      RIGHT TO REMAIN EQUAL TO THE LARGEST OUTSIDE SHAREHOLDER..............................19
                  2.5      RIGHT TO MAKE COMPETING OFFER.........................................................20
                  2.6      COMPANY REPURCHASE OPTION.............................................................21
                  2.7      RIGHT OF CO-SALE......................................................................23
                  2.8      PROMPT PAYMENT OF TAXES, ETC..........................................................26
                  2.9      MAINTENANCE OF PROPERTIES AND LEASES..................................................26
                  2.10     INSURANCE.............................................................................26
                  2.11     KEY PERSON LIFE INSURANCE.............................................................26
                  2.12     ACCOUNTS AND RECORDS..................................................................27
                  2.13     INDEPENDENT ACCOUNTANTS...............................................................27
                  2.14     COMPLIANCE WITH REQUIREMENTS OF GOVERNMENTAL AUTHORITIES..............................27
                  2.15     MAINTENANCE OF CORPORATE EXISTENCE, ETC...............................................27
                  2.16     EMPLOYEE INVENTION AND CONFIDENTIALITY AGREEMENT......................................27
                  2.17     EMPLOYEE AND OTHER STOCK ARRANGEMENTS.................................................27
                  2.18     BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD........................................27
                  2.19     ATTENDANCE AT BOARD AND COMMITTEE MEETINGS............................................28


i - Table of Contents

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                  2.20     INDEBTEDNESS..........................................................................28
                  2.21     EXTENSION OF CREDIT...................................................................28
                  2.22     COMPENSATION OF EMPLOYEES.............................................................28
                  2.23     TRANSACTIONS WITH AFFILIATES..........................................................28
                  2.24     CONFIDENTIAL DISCLOSURE AGREEMENT.....................................................29
                  2.25     SERIES C PREFERRED STOCK PUT RIGHT....................................................29
                  2.26     AMENDMENT OF RESTATED ARTICLES OF INCORPORATION;
                           VOTING AGREEMENT......................................................................31
                  2.27     PROTECTIVE COVENANT...................................................................31
                  2.28     TERMINATION OF COVENANTS..............................................................31

SECTION 3.        MISCELLANEOUS..................................................................................32

                  3.1      GOVERNING LAW.........................................................................32
                  3.2      SUCCESSORS AND ASSIGNS................................................................32
                  3.3      ENTIRE AGREEMENT; AMENDMENT; WAIVER...................................................32
                  3.4      NOTICES...............................................................................32
                  3.5      DELAYS OR OMISSIONS...................................................................33
                  3.6      RIGHTS; SEVERABILITY..................................................................33
                  3.7      TITLES AND SUBTITLES..................................................................33
                  3.8      COUNTERPARTS..........................................................................33
                  3.9      TERMINATION OF JULY 1999 INVESTORS' RIGHTS AGREEMENT..................................33


ii - Table of Contents

         SCHEDULES:
         ----------

         SCHEDULE 1            LIST OF SHAREHOLDERS

         EXHIBITS:
         ---------

         EXHIBIT A             EMPLOYEE INVENTION AND CONFIDENTIALITY AGREEMENT
         EXHIBIT B             NONDISCLOSURE AND RESTRICTED USE AGREEMENT
         EXHIBIT C             INSTALLMENT NOTE


iii - Table of Contents

                             CASCADE MICROTECH, INC.

                           INVESTORS' RIGHTS AGREEMENT



         This Investors' Rights Agreement (the "Agreement") is made as of the 16th day of December, 1999, by and among Cascade Microtech, Inc., an Oregon corporation (the "Company"), each of the parties listed on SCHEDULE 1 hereto (the "Shareholders"), and each of Eric W. Strid, Cynthia Strid and K. Reed Gleason.

                                    RECITALS:

                  WHEREAS, Agilent Technologies, Inc. (formerly known as Hewlett-Packard Company) ("Agilent Technologies"), Maristeth Fund III, LLC ("Maristeth"), and Electroglas, Inc. ("Electroglas") are the holders of the currently outstanding Series A and B Preferred Stock of the Company (the "Series A and B Preferred Stock") and possesses registration rights, information rights, rights of first refusal, and other rights pursuant to an Investors' Rights Agreement dated as of July 21, 1999, between the Company, Agilent Technologies, Maristeth, Electroglas and the Founders (as defined herein) (the "July 1999 Investors' Rights Agreement"); and

                  WHEREAS, the Founders hold shares of the Company's Common Stock and possess registration rights pursuant to the July 1999 Investors' Rights Agreement; and

                  WHEREAS, the Company has negotiated the sale of (i) 1,250,000 shares of its Series C Preferred Stock, and (ii) warrants to purchase 250,000 shares of its Series C Preferred Stock to Teachers Insurance & Annuity Association of America, a New York corporation ("TIAA") subject to the execution of this Agreement; and

                  WHEREAS, the Company and TIAA are parties to that certain Series C Preferred Stock and Warrant Purchase Agreement, dated of even date herewith (the "Series C Preferred Stock Purchase Agreement"), which provides that as a condition to the closing of the sale of the Series C Preferred Stock to TIAA, this Agreement must be executed and delivered by the Shareholders, each of Eric W. Strid, Cynthia Strid and K. Reed Gleason, and the Company; and

                  WHEREAS, in exchange for TIAA's willingness to make the investment in the Company as provided in the Series C Preferred Stock and Warrant Purchase Agreement, Agilent Technologies, Maristeth, Electroglas, Eric
W. Strid, Cynthia Strid and K. Reed Gleason agree to terminate the July 1999 Investors' Rights Agreement and accept the additional rights and obligations, as the case may be, created pursuant to this Agreement in lieu of the rights and obligations created under the July 1999 Investors' Rights Agreement.

1 - Investors' Rights Agreement

                  NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants set forth herein, Agilent Technologies, Maristeth, Electroglas, Eric W. Strid, Cynthia Strid and K. Reed Gleason hereby agree that the July 1999 Investors' Rights Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

                                   SECTION 1.

                       RESTRICTIONS ON TRANSFERABILITY OF
                         SECURITIES; REGISTRATION RIGHTS

         1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

                  (a) "CLOSING" shall mean the date of the initial sale of the Company's Series C Preferred Stock.

                  (b) "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  (c) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

                  (d) "FOUNDER" shall mean Eric W. Strid, Cynthia Strid, K. Reed Gleason, Dale E. Carlton and Cynthia Ann Crow-Carlton.

                  (e) "FOUNDER SHARES" shall mean any shares of the Company's Common Stock held by any Founder.

                  (f) "HOLDER" shall mean (i) the Shareholders, (ii) any holder of the Series C Preferred Stock Warrant, (iii) any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 1.11 hereof, and (iv) except with respect to Section 2.3 hereof, the Founders.

                  (g) "INITIAL PUBLIC OFFERING" shall mean consummation of the sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the firm commitment underwritten offering of its securities to the general public.

                  (h) "INITIATING HOLDERS" shall mean any holder or holders who in the aggregate hold not less than fifty percent (50%) of the outstanding shares of the Company's

2 - Investors' Rights Agreement

Series A, Series B or Series C Preferred Stock, including the shares of Common Stock issued upon conversion of such Preferred Stock.

                  (i) "QUALIFIED PUBLIC OFFERING" shall mean consummation of the sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the firm commitment underwritten offering of shares of common stock at an offering price of at least 125 percent of the then applicable conversion price of the Series C Preferred Stock (appropriately adjusted for any stock split, dividend, combination or other recapitalization) and resulting in net proceeds to the Company of at least $20,000,000.

                  (j) "REGISTRABLE SECURITIES" shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares, (ii) Founder Shares, and (iii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referred to in clauses (i) or (ii) above; provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered or which have been sold to the public.

                  (k) The terms "REGISTER," "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder and the declaration or ordering of the effectiveness of such registration statement.

                  (l) "REGISTRATION EXPENSES" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including without limitation all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees and expenses under applicable state securities laws and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses and fees and disbursements of counsel for the Holders (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

                  (m) "RULE 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

                  (n) "RULE 144A" shall mean Rule 144A as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

                  (o) "RULE 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

3 - Investors' Rights Agreement

                  (p) "SECURITIES ACT" shall mean the Securities Act of 1933, amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

                  (q) "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).

                  (r) "SERIES C PREFERRED STOCK WARRANT" shall mean that certain Series C Preferred Stock Purchase Warrant of the Company to purchase up to 250,000 shares of the Company's Series C Preferred Stock issued to TIAA and dated of even date herewith.

                  (s) "SHARES" shall mean the Company's Series A, Series B and Series C Preferred Stock, including shares of Series C Preferred Stock if and when issued upon exercise of the Series C Preferred Stock Warrant.

                  (t) "SIGNIFICANT HOLDER" shall mean (i) any Shareholder that holds at least 50,000 Shares, or such number of shares of Common Stock issued upon conversion of 50,000 or more Shares, or any combination thereof (as adjusted for stock splits, stock dividends, combinations and other recapitalizations), (ii) any holder of Series C Preferred Stock Warrant(s) that represents the right to acquire at least 50,000 Shares, or (iii) any transferee of the foregoing, provided such transferee acquires at least 50,000 Shares, or such number of Shares of Common Stock issued upon conversion of 50,000 or more Shares, or Series C Preferred Stock Warrants to acquire at least 50,000 Shares, or any combination thereof.

         1.2      REQUESTED REGISTRATION.

                  (a) If the Company shall receive from the Initiating Holders at any time or times not earlier than the earlier of (x) four years after the date of this Agreement and (y) six months after the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities having an aggregate offering price, net of underwriting discounts and expenses, equal to or exceeding 150 percent of the then applicable conversion price of the Series B Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) and the aggregate proceeds of which (after deduction for underwriter's discounts and expenses related to the issuance) exceed $10,000,000 the Company will:

                           (i) promptly give written notice of the proposed
registration to all other Holders; and

4 - Investors' Rights Agreement

                           (ii) as soon as practicable, use its best efforts to
effect such registration (including without limitation filing post-effective amendments, appropriate qualifications under applicable state securities laws and appropriate compliance with the Securities Act) and as would permit or facilitate the sale and distribution of all or such number of such Registrable Securities as are specified in such request, together with all or such number of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after such written notice from the Company is effective.

                  The Company shall not be obligated to effect or to take any action to effect, any such registration pursuant to this Section 1.2:

                                    (A) In any particular jurisdiction in which
the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                                    (B) After the holders of the Series A,
Series B and Series C Preferred Stock have each initiated one such registration pursuant to this Section 1.2(a) (three registrations in total, counting for these purposes only (i) registrations which have been declared or ordered effective and pursuant to which Registrable Securities have been sold, and (ii) registrations which have been withdrawn by the Holders as to which the Holders have not elected to bear the Registration Expenses pursuant to Section 1.4 hereof and would, absent such election, have been required to bear such expenses);

                                    (C) During the period starting with the date
60 days prior to the Company's good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                                    (D) If the Initiating Holders propose to
dispose of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 1.5 hereof;

                                    (E) If the Initiating Holders do not request
that such offering be firmly underwritten by underwriters selected by the Initiating Holders (subject to the consent of the Company, which consent will not be unreasonably withheld); or

                                    (F) If the Company and the Initiating
Holders are unable to obtain the commitment of the underwriter described in clause (E) above to a firmly underwritten offer.

5 - Investors' Rights Agreement

                  (b) Subject to the foregoing clauses (A) through (F), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders; provided, however, that if (i) in the good faith judgment of the Board of Directors of the Company such registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to all participating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for the period during which such disclosure would be seriously detrimental; and, provided further, that (except as provided in clause (C) above) the Company may not defer the filing for a period of more than 120 days after receipt of the request of the Initiating Holders; and, provided further, that the Company shall not defer its obligation in this manner more than once in any 12-month period.


                  Subject to the provisions of Sections 1.2(b) and 1.13 hereof, the registration statement filed pursuant to the request of the Initiating Holders may include other securities of the Company with respect to which registration rights have been granted and may include securities of the Company being sold for the account of the Company.

                  (c) The right of any Holder to registration pursuant to
Section 1.2 shall be conditioned upon the participation of such Holder in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities held by the Holder.

                  (d) If the Company shall request inclusion in any registration pursuant to Section 1.2 of securities being sold for its own account or if other persons shall request inclusion in any registration pursuant to Section 1.2, the Initiating Holders shall offer to include such securities in the underwriting on behalf of all Holders and may condition such offer on their acceptance of the further applicable provisions of this Section 1 (including Section 1.12). The Company (together with all Holders and other persons proposing to distribute their securities through such underwriting) shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriters shall be reasonably acceptable to the Company. Notwithstanding any other provision of this Section 1.2, if the representative of the underwriters advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 1.13 hereof. If a person who has requested inclusion in such registration as provided above does not agree to the terms


6 - Investors' Rights Agreement
of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. Any Registrable Securities or other securities so excluded shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 1.2(d), then the Company shall offer to all Holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion in accordance with Section 1.13.

         1.3      COMPANY REGISTRATION.

                  (a) If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to Sections 1.2 or 1.5 hereof), other than a registration relating solely to employee benefit plans, a registration relating solely to a Rule 145 transaction or a registration on any registration form that does not permit secondary sales, the Company will:

                           (i) promptly give to each Holder written notice
thereof; and

                           (ii) use its best efforts to include in such
registration (and any related qualification under applicable state securities laws or other compliance), except as set forth in Section 1.3(b) below and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made by any Holder within 20 days after the written notice from the Company described in clause (i) above is given. Such written request may specify all or any number of a Holder's Registrable Securities.

                  (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a)(i). In such event, the right of any Holder to registration pursuant to this Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting (together with the Company and the other Holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

7 - Investors' Rights Agreement

                  Notwithstanding any other provision of this Section 1.3, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may exclude all Registrable Securities from or limit the number of Registrable Securities to be included in the registration and underwriting (subject to the limitations set forth below). The Company shall so advise all Holders of securities requesting registration and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section 1.13. If any person does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                  If shares are so withdrawn from the registration or if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 1.13 hereof.

         1.4 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 1.3 and 1.5 hereof and all Registration Expenses and reasonable fees of one counsel for the selling Shareholders in the case of registrations pursuant to Section 1.2 shall be borne by the Company; provided, however, that if the Holders bear the Registration Expenses for any registration proceeding begun pursuant to Section 1.2 and subsequently withdrawn by the Holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section 1.2 hereof. Furthermore, in the event that such withdrawal is based upon material adverse information relating to the Company that is different from the information known or reasonably available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 1.2, such registration shall not be treated as a counted registration for purposes of Section 1.2 hereof, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities so registered shall be borne by the Holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

         1.5      REGISTRATION ON FORM S-3.

                  (a) After its Initial Public Offering, the Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, the Holders of Registrable Securities shall have the right, in addition to the rights contained in the foregoing provisions of this Section 1, to

8 - Investors' Rights Agreement
request registrations on Form S-3 (such requests to be in writing and to state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders); provided, however, that the Company shall not be obligated to effect any such registration (i) if the Holders, together with the Holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $1,000,000, (ii) if the Company shall furnish the certification described in Section 1.2(b)(ii) (but subject to the limitations set forth therein), (iii) if in a given 12-month period the Company has effected one such registration in any such period, or (iv) if it is to be effected more than five years after the Company's Initial Public Offering, (v) if Form S-3 is not available for such offering by the Holders, or (vi) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance.

                  (b) If a request complying with the requirements of Section 1.5(a) hereof is delivered to the Company, the provisions of Sections 1.2(a)(i) and (ii) and 1.2(b) hereof shall apply to such registration. If the registration is for an underwritten offering, the provisions of Sections 1.2(c) and 1.2(d) hereof shall apply to such registration.

         1.6 REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

                  (a) Keep such registration effective for a period of 120 days or until the Holder or Holders shall have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 145 or any successor rule under the Securities Act permits an offering on a continuous or delayed basis and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (A) includes any prospectus required by Section 10(a)(3) of the Securities Act, or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in clauses (A) and (B) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

9 - Investors' Rights Agreement

                  (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                  (c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

                  (d) Notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing and, at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

                  (e) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities market on which similar securities issued by the Company are then listed;

                  (f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

                  (g) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

                  (h) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 1.2 hereof, enter into an underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further that, if the underwriter so requests, the underwriting agreement will contain customary contribution provisions.

         1.7      INDEMNIFICATION.

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                  (a) The Company will indemnify each Holder, each of its
officers, directors, members, partners, legal counsel and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1 and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance and will reimburse each such Holder, each of its officers, directors, members, partners, legal counsel and accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter for any legal and other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

                  (b) Each Holder, if any Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, will indemnify the Company, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other Holder and each of its officers, directors, members and partners and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse the Company and other Holders and each of their respective directors, officers, members, partners, legal counsel and accountants, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus,

11 - Investors' Rights Agreement

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offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 1.7 exceed the gross proceeds received by the Holder from the sale of Registrable Securities in the offering.

                  (c) Each party entitled to indemnification under this Section
1.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at such party's expense; and, provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section
1.7 to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall consent, except with the consent of each Indemnified Party, to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                  (d) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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                  (e) Notwithstanding the foregoing, to the extent that the
provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         1.8 INFORMATION BY HOLDER. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 1.

         1.9 LIMITATIONS ON REGISTRATION OF ISSUES OF SECURITIES. From and after the date of this Agreement, the Company, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, shall not enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are more favorable than the registration rights granted to the Holders hereunder.

         1.10 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                  (a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after 90 days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                  (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

                  (c) As long as a Holder owns any Registrable Securities furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after 90 days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public) and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

         1.11     TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS.

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                  (a) Except as provided in Section 1.11(b) below, the rights to cause the Company to register securities granted to a Holder by the Company under this Section 1 may be transferred or assigned by a Holder only to a transferee or assignee of not fewer than 50,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like); provided, however, that the Company shall be given written notice at the time of or within a reasonable time after such transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; and, provided further, that the transferee or assignee of such rights shall assume the obligations of such Holder under this Section 1.

                  (b) The rights to cause the Company to register securities granted to a Holder by the Company under this Section 1 may not be transferred or assigned by any Founder.

         1.12 "MARKET STAND-OFF" AGREEMENT. If requested by the Company and an underwriter of Common Stock (or other securities) of the Company, a Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during the 120-day period following the effective date of a registration statement of the Company filed under the Securities Act, provided that:

                  (a) such agreement shall only apply to the first such registration statement of the Company, including securities to be sold on its behalf to the public in an underwritten offering; and

                  (b) all Holders and officers and directors of the Company enter into similar agreements.

                  The obligations described in this Section 1.12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such 120-day period.

         1.13 ALLOCATION OF REGISTRATION OPPORTUNITIES. In any circumstance in which all of the Registrable Securities requested to be included in a registration on behalf of the Holders and all of the shares held by any other Shareholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and other shares that may be so included, the number of shares of Registrable Securities and other shares that may be so included shall be allocated as follows:

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                  (a) first, among the Holders other than the Founders (the
"Non-founding Holders") requesting inclusion of shares pro rata on the basis of the number of shares of Registrable Securities other than Founder Shares (the "Non-founder Registrable Securities") that would be held by the Non-founding Holders, assuming conversion; provided, however, that, in order that such allocation shall not operate so as to reduce the aggregate number of Non-founder Registrable Securities to be included in such registration, if any Non-founding Holder does not request inclusion of the maximum number of shares of Non-founder Registrable Securities allocated to such Non-founding Holder pursuant to the procedure described in this Section 1.13, the remaining portion of such Non-founding Holder's allocation shall be reallocated among those requesting Non-founding Holders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Non-founder Registrable Securities which would be held by such Non-founding Holders, assuming conversion; and, provided further, that this procedure shall be repeated until all of the shares of the Non-founder Registrable Securities which may be included in the registration on behalf of the Non-founding Holders have been so allocated;

                  (b) second, among the Founders requesting inclusion of shares pro rata on the basis of the number of Founder Shares' that would be held by such Founders; and

                  (c) finally, among any other Shareholders requesting inclusion of their shares of the Company's Common Stock pro rata on the basis of the number of such shares that would be held by such Shareholders.

In no event shall the Company limit the number of Non-founder Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares held by Founders or Shareholders with no registration rights, or, except with respect to a registration pursuant to Sections 1.3 and 1.5 above, shares for the Company's own account.

         1.14 DELAY OF REGISTRATION. No Holder shall have any right to take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

         1.15 TERMINATION OF REGISTRATION RIGHTS. The right of any Holder to request registration or inclusion in any registration pursuant to Section 1.2,
1.3 or 1.5 shall terminate on, or on such date after, the closing of the first Company-initiated registered public offering of Common Stock of the Company if all shares of Registrable Securities held or entitled to be held upon conversion by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3)-month period without registration in compliance with Rule 144.

         1.16 RULE 144A. At the request of a Significant Holder, the Company will deliver to the Significant Holder (or a prospective transferee thereof) such information as is required under Rule 144A in order to permit compliance by the Significant Holder with Rule 144A in connection with a transfer of any Registrable Securities.

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                                   SECTION 2.

                  COVENANTS OF THE COMPANY AND THE SHAREHOLDERS

                  The Company hereby covenants and agrees, as long as any Holder owns any Registrable Shares, as follows:

         2.1 BASIC FINANCIAL INFORMATION. The Company will furnish the following reports to each Holder:

                  (a) As soon as practicable after the end of each fiscal year of the Company and in any event within 90 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of recognized national standing selected by the Company;

                  (b) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within 45 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period and consolidated statements of income and cash flows of the Company and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Company, except that such financial statements need not contain the notes required by generally accepted accounting principles; and

         2.2      ADDITIONAL INFORMATION AND RIGHTS.

                  (a) The Company will permit any Significant Holder (or its representative) to visit and inspect any of the properties of the Company, including its books of account and other records (and make copies thereof and take extracts therefrom) and to discuss its affairs, finances and accounts with the Company's officers and its independent public accountants, all at such reasonable times and as often as any such person may reasonably request.

                  (b) The Company will deliver the reports described below in this Section 2.2 to each Significant Holder:

                           (i) As soon as practical after the end of each month
and in any event within 30 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if

16 - Investors' Rights Agreement
any, as at the end of such month and consolidated statements of income and cash flows of the Company and its subsidiaries, for each month and for the current fiscal year of the Company to date, all subject to normal year-end audit adjustments, prepared in accordance with generally accepted accounting principles consistently applied and certified by the principal financial or accounting officer of the Company, together with a comparison of such statements to the corresponding periods of the prior fiscal year and to the Company's operating plan then in effect and approved by its Board of Directors;

                           (ii) Not later than 30 days after the commencement of
each fiscal year of the Company, the business plan of the Company, in such manner and form as approved by the Board of Directors of the Company, which business plan shall include a projection of income and a projected cash flow statement for such fiscal year and a projected balance sheet as of the end of such fiscal year. Any material changes in such business plan shall be submitted as promptly as practicable after such changes have been approved by the Board of Directors of the Company;

                           (iii) With reasonable promptness, notice of any
material adverse change in the Company's business, assets or financial condition, including, but not limited to, notice of any material litigation involving the Company;

                           (iv) With reasonable promptness, such other
information and data with respect to the Company and its subsidiaries as any Holder may from time to time reasonably request;

                           (v) As soon as practicable after the end of each
fiscal year and in any event within 90 days thereafter, a copy of the annual management review letter of the Company's independent public accountants; and

                           (vi) As soon as practicable after transmission or
occurrence and in any event within 10 days thereof, copies of any reports or communications delivered to any class of the Company's security holders.

                  (c) The provisions of Section 2.1 and this Section 2.2 shall not be in limitation of any rights which any Holder may have with respect to the books and records of the Company and its subsidiaries or to inspect their properties or discuss their affairs, finances and accounts, under the laws of the jurisdictions in which they are incorporated.

                  (d) Anything in Section 2 to the contrary notwithstanding, no Holder or Significant Holder by reason of this Agreement shall have access to any trade secrets or classified information of the Company; provided, however, that a Holder or Significant Holder shall have access to such information so long as the Holder or Significant Holder is a member of the Board of Directors of the Company or has designated a representative of such Holder or Significant Holder to the Board of Directors pursuant to Section 5.2(B)(3)(b) of the Company's

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Restated Articles of Incorporation. Each Holder hereby agrees to hold in confidence and trust and not to misuse or disclose any confidential information provided pursuant to this Section 2.2.

         2.3      RIGHT OF FIRST REFUSAL.

                  (a) The Company hereby grants to each Significant Holder a right of first refusal to purchase its pro rata share of New Securities (as defined below) which the Company, from time to time, may propose to sell and issue. A Significant Holder's pro rata share, for purposes of this right of first refusal, is the ratio of the number of shares of Common Stock owned by the Significant Holder immediately prior to the issuance of New Securities, assuming full conversion of the Shares, to the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities, assuming full conversion of the Shares and exercise of all outstanding rights, options and warrants to acquire Common Stock of the Company. This right of first refusal shall be subject to the following provisions:

                  (b) "NEW SECURITIES" shall mean any capital stock (including Common Stock or Preferred Stock) of the Company, whether now authorized or not, any rights, options or warrants to purchase such capital stock and securities of any type whatsoever that are or may become, convertible into capital stock; provided, however, that the term "New Securities" does not include (i) securities purchased under the Series C Preferred Stock Purchase Agreement; (ii) securities issued upon conversion of the Shares; (iii) any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings do not have any equity features including warrants, options or other rights to purchase capital stock and are not convertible into capital stock of the Company; (iv) securities issued to employees, consultants, officers or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors; (v) securities issued in connection with obtaining lease financing, whether issued to a lessor, guarantor or other person; (vi) securities issued in a firmly underwritten public offering pursuant to a registration under the Securities Act; (vii) securities issued in connection with any stock split, stock dividend or recapitalization of the Company; (viii) securities issued for a consideration less than $500,000 in any single transaction where the purchase price per share is not less than the then applicable conversion price of the Series C Preferred Stock, provided that the aggregate amount of all such transactions shall not exceed $1,500,000, (ix) Series C Preferred Stock issued upon the exercise of the Series C Preferred Stock Warrant, and (x) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to clauses (i) through (viii) above.

                  (c) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Significant Holder written notice of its intention, describing the type of New Securities and their price and the general terms upon which the Company proposes to issue the same. Each Significant Holder shall have 30 days after any such notice is effective to agree to purchase its pro rata share of such New Securities for the price and upon the terms

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

specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased, including the number of New Securities the Significant Holder will purchase if one or more other Significant Holders fail to notify the Company of their intention to purchase any New Securities or elects not to purchase their full pro rata share of New Securities as determined in accordance with Section 2.3(a). Failure to respond in writing to the Company's notice shall be deemed a rejection by the Significant Shareholder of the right to acquire its pro rata share of the New Securities. In the event one or more Significant Holders elects not to purchase the New Securities available to them, such New Securities shall be allocated on a pro rata basis to the other Significant Shareholders who requested New Securities in addition to their pro rata allotment.

                  (d) Following expiration of both the 30-day notice period referred to in Section 2.3(c) and the 10-day period for the exercise of the overallotment provisions of Section 2.3(a), the Company shall have 120 days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within 120 days from the date of such agreement) to sell the New Securities with respect to which the Significant Holders' right of first refusal option set forth in this Section 2.3 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice to the Significant Holders pursuant to Section 2.3(c). In the event the Company has not sold all of the New Securities within such 120-day period or entered into an agreement to sell the New Securities in accordance with the foregoing within 120 days from the date of such agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Significant Holders in the manner provided in Section 2.3(c) above.

                  (e) The right of first refusal granted hereunder shall expire upon, and shall not be applicable to, the Qualified Public Offering.

                  (f) The right of first refusal set forth in this Section 2.3 may not be assigned or transferred, except that such right is assignable by a Significant Holder to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any Significant Holder.

         2.4 RIGHT TO REMAIN EQUAL TO THE LARGEST OUTSIDE SHAREHOLDER. Agilent Technologies shall have the right at any time to purchase, at a price per share equal to its then fair market value as determined in good faith by the Company's Board of Directors, such number of shares of the Company's Common Stock so as to hold, following such purchase, a total number of shares on an as-converted basis that is at least equal to the total number of shares on an as-converted basis that is held by the Company's largest outside Shareholder. Notwithstanding the foregoing sentence, if Agilent Technologies disputes the good faith valuation by the Company's Board of Directors, then the per share fair market value shall be determined by a nationally recognized independent investment banking firm selected unanimously by the Board of Directors in good faith. In the event that the investment banking

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firm's valuation is 90% or less than the valuation established by the Board of Directors, then all costs of such independent valuation shall be borne by the Company. Otherwise, all cost of the independent valuation shall be borne by Agilent Technologies.

         2.5      RIGHT TO MAKE COMPETING OFFER.

                  (a) In the event that the Company proposes (i) to merge or consolidate the Company with or into any other corporation or any other entity or person, other than to merge the Company into a wholly-owned subsidiary corporation solely for the purpose of reincorporating the Company in another state, (ii) to merge, consolidate or undertake any other corporate reorganization, reclassification or other change of any stock or any recapitalization of the Company or any of its subsidiaries as a result of which the Company shall not be the surviving entity or the holders of the outstanding capital stock of the Company immediately prior to any such event shall own less than a majority of the outstanding capital stock of the Company on an as-converted basis immediately after the consummation of any such event, (iii) to sell, lease, assign, transfer or otherwise convey all or substantially all of the assets of the Company, including without limitation a sale of all or substantially all of the assets of the Company to any of its subsidiaries, or
(iv) to undertake a reorganization of the Company as defined in Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, or in which more than a majority of the outstanding stock of the Company is exchanged in any three-month period (each of such proposed transactions shall be referred to herein as a "Change of Control"), the Company shall notify Agilent Technologies in writing within seven days of receiving a good faith written offer from a corporation, entity or person (a "Proposing Party") to engage in any such Change of Control, which notice shall include, to the full extent known to the Company, the terms and conditions of the proposed Change of Control and the name or names of the Proposing Party.

                  (b) Following delivery of such notice, Agilent Technologies shall have 15 days to notify the Company in writing whether it intends to submit a written competing offer (a "Competing Offer") within the next 30 days for consideration by the Company and its Board of Directors and, if applicable, its other Shareholders.

                  (c) If Agilent Technologies so notifies the Company that it intends to submit a Competing offer, the Company, without the prior written consent of Agilent Technologies, shall not consummate any Change of Control with any other corporation, entity or person until Agilent Technologies has delivered its Competing Offer to the Company or notified the Company in writing that it does not intend to submit a Competing Offer.

                  (d) If Agilent Technologies delivers a Competing Offer to the Company within such 30-day period, the Company and its Board of Directors shall be obligated to consider the Competing Offer in good faith. If the Competing Offer is a cash offer at a higher price than a cash offer by the Proposing Party, the Company and its Board of Directors shall be obligated to accept the Competing Offer or, if the Proposing Party's offer is to the Company's Shareholders, to recommend that such Shareholders accept the Competing Offer. If
(i) the

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Proposing Party's offer includes, in whole or in part, securities or assets other than cash as part of the consideration to be paid to the Company or its Shareholders, and (ii) the Competing Offer is determined to be of value equal to or greater than the value of the Proposing Party's offer, as determined by one or more nationally recognized independent investment banking firms selected unanimously by the Company's Board of Directors to advise it in connection with such transaction, then the Company shall be obligated to accept the Competing Offer or, if the Proposing Party's offer is to the Company's Shareholders, to recommend that such Shareholders accept the Competing Offer. All costs of such independent valuation shall be borne by the Company.

                  (e) Each party shall bear its own costs and expenses in connection with the operation of this Section 2.5.

                  (f) The Company's Board of Directors shall be obligated to comply with the provisions of this Section 2.5 with respect to each subsequent counteroffer by the Proposing Party or any other corporation, entity or person following the submission of a Competing Offer.

         2.6      COMPANY REPURCHASE OPTION.

                  (a) As provided in this Section 2.6, the Company or the Designee (as defined below) shall have an option to repurchase (the "Repurchase Option") all, but not fewer than all, Registrable Securities that a Shareholder proposes to sell, assign, pledge, encumber, transfer or otherwise dispose of for value (the "Offered Shares") to any party that (i) is in the business of manufacturing, distributing or selling any product or service which competes with any product or service of the Company, (ii) is in the business of manufacturing, distributing or selling any semiconductor test or measurement product or service to any party that manufactures semiconductors or integrated circuits, whether or not such semiconductor test or measurement product or service competes with any products or services of the Company, (iii) is in the business of manufacturing, distributing or selling semiconductors or integrated circuits, or (iv) is an affiliate of any of the foregoing unless the affiliate is a "qualified institutional buyer" as that term is defined in Rule 144A(a)(1) of the Securities Act.

                  (b) In the event a Shareholder desires to accept a bona fide third party offer for any or all of the Offered Shares, the Shareholder shall promptly deliver to the Secretary of the Company, or such designee as the Company shall indicate to the Shareholder by prompt written notice (the "Designee"), written notice (the "Disposition Notice") of the offer and the basic terms and conditions thereof, including without limitation the proposed purchase price and the identity of the third party.

                  (c) The Company or the Designee, as the case may be, shall have 30 days following receipt of the Disposition Notice to exercise the Repurchase Option to repurchase all of the Offered Shares, which repurchase, except as provided in Section 2.6(d) below, shall be upon the same terms and conditions specified in the Disposition Notice. In order to exercise the

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Repurchase Option, the Company or the Designee, as the case may be, shall deliver a written notice (the "Exercise Notice") to the Shareholder prior to the expiration of such 30-day period. If the Company or the Designee, as the case may be, exercises the Repurchase option with respect to all of the Offered Shares specified in the Disposition Notice, then the Company or the Designee, as the case may be, shall repurchase the Offered Shares within seven days after delivery of the Exercise Notice; and at such time the Shareholder shall deliver to the Company or the Designee, as the case may be, the certificate(s) representing the Offered Shares to be repurchased, each certificate properly endorsed for transfer.

                  (d) If the purchase price specified in the Disposition Notice is payable in the form of property other than cash or in the form of indebtedness or cancellation of indebtedness, the Company or the Designee, as the case may be, shall pay the Shareholder, in lieu of such property, indebtedness or cancellation of indebtedness, an equal amount of cash as provided herein. If the Company or the Designee, as the case may be, and the Shareholder cannot agree on such cash value within 10 days after the receipt by the Company or the Designee, as the case may be, of the Disposition Notice, the valuation shall be made by one nationally recognized independent investment banking firm selected jointly and unanimously by the Company's Board of Directors or the Designee, as the case may be, and the Shareholder to advise the Company or the Designee, as the case may be, and the Shareholder in connection with the exercise of the Repurchase Option. In the event that the Company's Board of Directors or the Designee, as the case may be, and the Shareholder cannot agree on the selection of such firm, the Company's Board of Directors or the Designee, as the case may be, and the Shareholder shall each select one firm, and the two firms so selected shall jointly select a third firm, which firm alone shall complete the valuation required by this Section 2.6(d). The Company or the Designee, as the case may be, and the Shareholder shall share equally any fees charged by any such firm or firms and any other related expenses.

                  (e) In the event that the Company or the Designee, as the case may be, does not provide the Shareholder with the Exercise Notice within 30 days after the receipt by the Company or the Designee, as the case may be, of the Disposition Notice or otherwise fails to comply with the requirements of this
Section 2.6, the Shareholder shall have 30 days from the expiration of such 30-day period in which to sell or otherwise dispose of the Offered Shares upon terms or conditions (including without limitation the purchase price) no more favorable to the third party purchaser than those specified in the Disposition Notice, and the third party purchaser shall then own the Offered Shares free and clear of the Repurchase Option. In the event that the Shareholder does not sell or otherwise dispose of the Offered Shares within such latter 30-day period, the Repurchase Option shall continue to apply to any subsequent proposed sale or disposition of the Offered Shares by the Shareholder.

                  (f) All certificates representing Registrable Securities held by the Shareholders that are subject to the Repurchase Option shall be endorsed with the following legend:

22 - Investors' Rights Agreement

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, PLEDGED, ENCUMBERED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SHARES. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

                  (g) In the event (i) a Shareholder desires to accept a bona fide third party offer for fewer than seventy-five percent (75%) of the Registrable Securities then held by such Shareholder, and (ii) the Company desires to indicate a Designee as provided in Section 2.6(b) above, the Shareholder shall have the right to approve the Designee, which approval shall not be unreasonably withheld. The Shareholder must deliver such approval in writing to the Company, and the 30 day period described in Section 2.6(c) above shall not commence until the Shareholder has delivered such approval.

         2.7 RIGHT OF CO-SALE. No Founder will sell, assign, pledge or in any manner transfer any Founder Shares, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer that meets the requirements set forth in this Section 2.7.

                  (a) If a Founder desires to sell or otherwise transfer any Founder Shares, then the Founder will first give written notice thereof to the Company and to each Significant Holder. The notice will name the proposed transferee and state the number and type of Founder Shares to be transferred, the proposed consideration and all other terms and conditions of the proposed transfer.

                  (b) Each Significant Holder will have the right, exercisable upon written notice to the Founder within 30 days after receipt of the Founder's notice pursuant to Section 2.5(a), to participate in such sale of shares by the Founder on a pro rata basis on the same terms and conditions. Such notice will indicate the number of shares such Significant Holder wishes to transfer pursuant to this Section 2.7. To the extent one or more of the Significant Holders exercise such co-sale right, the number of Founder Shares the Founder may transfer in the transaction will be correspondingly reduced. For purposes of this Section 2.7, "participate on a pro rata basis" means that a Significant Holder may sell such proportion of the shares described in the Founder's notice equal to the ratio of (x) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares) held by such Significant Holder to (y) the total number of shares of the Company's Common stock (including all shares issued or issuable upon conversion of the

23 - Investors' Rights Agreement

Shares) deemed to be held by the participating Significant Holders and the selling Founder as a whole at the close of business on the 10th day following the date of the Founder's notice described above.

                  (c) Each Significant Holder will effect its participation in the sale by promptly delivering to the Founder for transfer to the prospective transferee one or more certificates, properly endorsed for transfer, that represent the number of shares that such Significant Holder elects to transfer. The certificate or certificates that each Significant Holder delivers to the Founder will be transferred to the prospective transferee in consummation of the transfer of shares pursuant to the terms and subject to the conditions specified in the Founder's notice, and the Founder will concurrently therewith remit to such Significant Holder that portion of the sale proceeds to which such Significant Holder is entitled by reason of its participation in such sale. To the extent that any prospective transferee prohibits such assignment or otherwise refuses to purchase shares from a Significant Holder exercising its right of co-sale hereunder, the Founder will not transfer to such prospective transferee Founder Shares unless and until, simultaneously with such sale, the Founder purchases from such Significant Holder the shares such Significant Holder proposed to transfer hereunder.

                  (d) If, after the exercise of the right of co-sale (or failure to do so) by the Significant Holder(s), there is an unsubscribed number of shares, the Founder will have 90 days thereafter to sell that number of his or her Founder Shares equal to all of such unsubscribed shares subject to such Founder's notice at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Founder's notice. If the Founder has not sold such Founder Shares within said 90-day period, the Founder will not thereafter issue or sell such Founder Shares without first offering such securities to the Company and, if applicable, the Significant Holders in the manner provided in this Section 2.7.

                  (e) In the event that any Founder makes a transfer in contravention of this Section 2.7 (a "Prohibited Transfer"), each Significant Holder, in addition to such other remedies as may be available at law, in equity or hereunder, will have the put option provided below, and the Founder will be bound by the applicable provisions of such option. In the event of a Prohibited Transfer, each Significant Holder will have the right to sell to the Founder the type and number of shares equal to the type and number of shares such Significant Holder would have been entitled to transfer to the transferee had the Prohibited Transfer been effected in compliance with this Agreement. Such sale will be made on the following terms and subject to the following conditions:

                           (i) The price at which the Founder Shares are to be
sold to the Founder will be equal to the price paid by the transferee to the Founder in the Prohibited Transfer. The Founder will also reimburse each Significant Holder for any and all fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Significant Holder's rights hereunder.

24 - Investors' Rights Agreement

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                           (ii) Within 30 days after the later of (1) the date
on which a Significant Holder received notice of the Prohibited Transfer or (2) the date on which such Significant Holder otherwise became aware of the Prohibited Transfer, such Significant Holder will, if exercising the put option created hereby, deliver to the Founders the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

                  (f) Anything to the contrary contained herein notwithstanding, the following transfers will be exempt from the provisions of this Section 2.7:
(i) a transfer of Founder Shares by a Founder to his or her spouse or one or more of such Founder's family members, or a family trust, limited liability company or partnership for the benefit of one or more of such Founder's family members, (ii) a transfer of Founder Shares that is not exempt under (i) above and where the amount of Founder Shares transferred constitutes, when aggregated with other transfers made by such Founder not exempt under (i), less than 10% of the total number of shares held by the Founder as of the date of this Agreement, and (iii) as to K. Reed Gleason only, in addition to transfers under (ii) above, the sale of Founder's Shares for an amount up to $1,000,000 to the Company on terms approved by the Board of Directors, provided, however, that such sale is completed not more than six months from the date of this Agreement. In the case of any transfer under (i) above, the transferee of the Founder Shares will receive and hold such Founder Shares subject to the provisions of this Agreement, and there will be no further transfer of such Founder Shares except in accord with this Agreement. In the case of a transfer under (ii) or (iii) above, the transferee will receive and hold the Founder Shares free and clear of the obligations of this Agreement.

                  (g) Any certificates or other documents representing Founder Shares held by Founder will bear on their face the following legend so long as the foregoing right of co-sale remains in effect:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF CO-SALE IN FAVOR OF CERTAIN SHAREHOLDERS OF THE CORPORATION AS SET FORTH IN THAT CERTAIN INVESTORS' RIGHTS AGREEMENT, DATED AS OF JULY 21, 1999, AND AS AMENDED FROM TIME TO TIME, AMONG THE CORPORATION AND CERTAIN OF ITS SHAREHOLDERS, A COPY OF WHICH IS AVAILABLE UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

                  (h) The right of co-sale established by this Section 2.7 will terminate upon the effective date of the registration statement pertaining to the Qualified Public Offering.

                  (i) The co-sale right set forth in this Section 2.7 may not be assigned or transferred, except that such right is assignable by a Significant Holder to any wholly owned

25 - Investors' Rights Agreement
subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any Significant Holder.

         2.8 PROMPT PAYMENT OF TAXES, ETC. The Company will promptly pay and discharge or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company or any subsidiary; provided, however, that any such tax, assessment charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto; and, provided further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor. The Company will promptly pay or cause to be paid when due or in conformance with customary trade terms or otherwise in accordance with policies related thereto adopted by the Company's Board of Directors, all other indebtedness incident to the operations of the Company.

         2.9 MAINTENANCE OF PROPERTIES AND LEASES. The Company will keep its properties and those of its subsidiaries in good repair, working order and condition, reasonable wear and tear excepted and from time to time will make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company and its subsidiaries will at all times comply with each material provision of all leases to which any of them is a party or under which any of them occupies property if the breach of such provision might have a material and adverse effect on the condition, financial or otherwise, or operations of the Company.

         2.10 INSURANCE. Except as otherwise decided in accordance with policies adopted by the Company's Board of Directors, the Company will keep its assets and those of its subsidiaries which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company's line of business and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

         2.11 KEY PERSON LIFE INSURANCE. The Company has obtained, from financially sound and reputable insurers, and shall maintain at all times, term life insurance on the lives of Eric W. Strid in the amount of $1,000,000 and K. Reed Gleason in the amount of $900,000. Such policies shall name the Company as loss payee and shall not be cancelable by the Company without prior approval of the Board of Directors.

         2.12 ACCOUNTS AND RECORDS. The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

26 - Investors' Rights Agreement

         2.13 INDEPENDENT ACCOUNTANTS. The Company will retain independent public accountants of recognized national standing who shall (i) provide an unqualified opinion on the Company's financial statements at the end of each fiscal year or set forth in writing the reasons for any qualification of such opinion; and (ii) deliver, to the Holders, a copy of any notice of termination of such accountants' engagement as the Company's public auditors, together with a description of the reasons for such termination.

         2.14 COMPLIANCE WITH REQUIREMENTS OF GOVERNMENTAL AUTHORITIES. The Company and all its subsidiaries shall duly observe and conform to all valid requirements of governmental authorities relating to the conduct of their businesses or to their properties or assets, the violation of which may have a material and adverse effect on the financial condition or operations of the Company.

         2.15 MAINTENANCE OF CORPORATE EXISTENCE, ETC. The Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights in or to use patents, processes, licenses, trademarks, trade names, or copyrights and similar rights owned or possessed by it or any subsidiary and deemed by the Company to be necessary to the conduct of their business.

         2.16 EMPLOYEE INVENTION AND CONFIDENTIALITY AGREEMENT. The Company will cause each employee or consultant now or hereafter employed or engaged by it or any subsidiary with access to confidential information to enter into an Employee Invention and Confidentiality Agreement substantially in the form attached as EXHIBIT A hereto.

         2.17 EMPLOYEE AND OTHER STOCK ARRANGEMENTS. Without the approval of the Board of Directors, the Company will not issue any of its capital stock, or grant an option or rights to subscribe for, purchase or acquire any of its capital stock, to any director, officer or employee of, or consultant to, the Company or any subsidiary thereof except for the issuance of up to an aggregate of 2,200,000 shares of Common Stock pursuant to stock purchase agreements or the exercise of stock options granted or to be granted, under the Company's 1993 Stock Incentive Plan, as amended. Each acquisition of any shares of capital stock of the Company or any option or right to acquire any shares of capital stock of the Company by any such person will be conditioned upon the execution and delivery by the Company and such person of an agreement substantially in a form approved by the Board of Directors of the Company.

         2.18 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD. The Company shall use its best efforts to cause the election to its Board of Director of the persons designated by the holders of Series A, Series B and Series C Preferred Stock pursuant to the Company's Restated Articles of Incorporation, as amended from time to time. The person designated as a director by the holders of the Series C Preferred Stock shall have the right to attend each and every committee of the Board of Directors which may be established from time to time.

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         2.19 ATTENDANCE AT BOARD AND COMMITTEE MEETINGS. In the event that the holders of Series A, Series B or Series C Preferred Stock shall fail for any reason to designate a representative to be elected to the Company's Board of Directors pursuant to the Company's Restated Articles of Incorporation, as amended from time to time, or the person so designated by the holders of Series A, Series B or Series C Preferred Stock shall not be elected to the Company's Board of Directors for any reason, then, and in either such event, the holders of not less than a majority of the shares of Series A, Series B or Series C Preferred Stock, as the case may be, may designate a person (and in the case of the holders of Series C Preferred Stock, three persons) who, upon approval by the Company of his or her designation, which approval shall not be unreasonably withheld, shall have the right to attend all meetings of the Board of Directors and any committee thereof in a nonvoting observer capacity, to receive notice of such meetings and to receive the information provided by the Company to the Board of Directors and its committees at the same time as such Board or Committee members shall receive such information or as soon thereafter as practicable; provided, however, that in the case of the three designees of the holders of the Series C Preferred Stock, their attendance at the meetings of the Board of Directors and its committees is limited to any two of such three designees. The holders of Series A, Series B and Series C Preferred Stock may change their respective persons designated under this Section 2.19 upon 10 days advance written notice to the Company.

         2.20 INDEBTEDNESS. The Company shall not, without the prior approval of the Board of Directors of the Company, incur any indebtedness in excess of $250,000, other than trade credit incurred in the ordinary course of business.

         2.21 EXTENSION OF CREDIT. The Company shall not, without the prior approval of the Board of Directors of the Company, extend credit by any method or in any form or manner in excess of $250,000, other than open account credit extended to customers in the ordinary course of business.

         2.22 COMPENSATION OF EMPLOYEES. The Company shall not, without the prior approval of the Board of Directors of the Company, compensate any of its employees, including officers, in an amount greater than $150,000, which amount shall include the employee's base salary and bonus, as well as the fair market value, as of the date of grant or issuance, of any shares of the Company's Common Stock granted or issued to the employee by option or otherwise.

         2.23 TRANSACTIONS WITH AFFILIATES. The Company, without the approval of the disinterested members of the Company's Board of Directors, shall not engage in any loans, leases, contracts or other transactions with any director, officer or key employee of the Company or any member of any such person's immediate family, including the parents, spouse, children and other relatives of any such person, on terms less favorable than the Company would obtain in a transaction with an unrelated party, as determined in good faith by the Board of Directors.

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         2.24 CONFIDENTIAL DISCLOSURE AGREEMENT. Prior to and as a condition to the fulfillment by the Company of any of the covenants, or the exercise by the Shareholders of any of the rights, set forth in Sections 2.1(a) and (b), 2.2 and
2.18 above, the Shareholders shall execute and deliver to the Company a Nondisclosure and Restricted Use Agreement in substantially the form attached hereto as EXHIBIT B.

         2.25     SERIES C PREFERRED STOCK PUT RIGHT.

                  (a) At any time after the fifth anniversary of the date of this Agreement, holders of 50% or more of the Series C Preferred Stock then outstanding, upon notice to the Company (the "Put Notice"), shall be entitled to sell, and the Company shall be obligated to purchase from such holders, all, but not less than all, of the Series C Preferred Stock held by such holders at a per share purchase price (the "Put Option Purchase Price") equal to the greater of the Fair Market Value (as defined below) or $8.00 per share of Series C Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like) plus all declared but unpaid dividends on such share. For purposes of this Section 2.25, the Fair Market Value shall be the fair value of a share of Common Stock of the Company calculated on a fully-diluted basis as if all shares of Preferred Stock and all convertible securities had been fully converted into shares of Common Stock and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised as of the date of such valuation and all consideration paid upon such exercise had been received by the Company. The Fair Market Value shall be determined in good faith by the Board of Directors as of the date of receipt of a Put Notice. Notwithstanding the foregoing sentence, if the holders of not less than a majority of the Series C Preferred Stock dispute the good faith valuation by the Company's Board of Directors, then the Fair Market Value shall be determined by a nationally recognized independent investment banking firm selected unanimously by the Board of Directors in good faith. In the event that the investment banking firm's valuation is 110% or more than the valuation established by the Board of Directors, then all costs of such independent valuation shall be borne by the Company. Otherwise, all costs of the independent valuation shall be borne pro rata based on share holdings by those holders of the Series C Preferred Stock who elect to dispute the good faith valuation by the Company's Board of Directors.

                  (b) Upon receipt of the Put Notice, the Company shall be obligated to purchase the shares of Series C Preferred Stock specified therein, at the Put Option Purchase Price therefor, and shall, subject to Section 2.25(c) hereof, pay to each of the holders of the Series C Preferred Stock, against delivery of the securities evidencing any such Series C Preferred Stock, an amount equal to the Put Option Purchase Price multiplied by the number of shares of Series C Preferred Stock held by such holder, such amount to be payable in immediately available funds on such date as the Company shall specify to such holders, but in any event not later than 180 days after the receipt by the Company of the Put Notice. Any Series C Preferred Stock purchased by the Company pursuant to this Section 2.25 shall be canceled and shall not be reissued.

29 - Investors' Rights Agreement

                  (c) In lieu of paying all or any portion of the Put Option Purchase Price in immediately available funds, the Company may, at its sole election, pay any portion of the Put Option Purchase Price in the form of one or more Installment Purchase Notes (as hereinafter defined) the principal amount of which Installment Purchase Note(s), together with any immediately available funds, if any, paid to the holders of the Series C Preferred Stock, shall equal the number of shares of Series C Preferred Stock then outstanding multiplied by the Put Option Purchase Price. An "Installment Purchase Note" shall mean an unsecured note of the Company, payable in three (3) equal annual installments of principal and interest, bearing interest at a rate of 6% per annum from the date of issue and having the terms and conditions substantially the same as those set forth in EXHIBIT C hereto.

                  (d) Nothing in this Section 2.25 shall obligate the Company to purchase the Series C Preferred Stock following receipt of the Put Notice if the funds legally available at the time of the proposed purchase (including by way of issuance of Installment Purchase Notes) are insufficient to purchase all such shares. In the event such purchase shall be deemed by the Company to be unlawful, then the Company shall promptly so notify the holders of the Series C Preferred Stock who may elect, by notice to the Company from the holders of not less than a majority of the Series C Preferred Stock, sent within 15 days of the receipt of notice of nonpayment from the Company, to (i) withdraw the Put Notice, in which case the put right described in this Section 2.25 shall remain in full force and effect, or (ii) keep such Put Notice in effect, in which case the Company shall be obligated to initially purchase, in accordance with Section 2.25(b), only those number of shares of Series C Preferred Stock for which it has funds legally available at the time of the proposed purchase (including by way of issuance of Installment Purchase Notes), and subsequently purchase the remaining shares of Series C Preferred Stock as soon as such purchase is no longer unlawful.

                  (e) The put right provided for in this Section 2.25 shall terminate upon the earlier to occur of (i) a Qualified Public Offering, (ii) the closing of any acquisition of the Company by means of merger or other form of corporate reorganization in which more than 50% of the outstanding shares of the Company are exchanged for securities or other consideration issued or caused to be issued by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction), (iii) the closing of a sale of all or substantially all of the assets of the Company, (iv) the date specified by vote, written consent or agreement of holders of at least a majority of the shares of Series C Preferred Stock then outstanding, and (v) the date on which all of the Series C Preferred Stock has been converted into shares of Common Stock or redeemed.

         2.26 AMENDMENT OF RESTATED ARTICLES OF INCORPORATION; VOTING AGREEMENT. In order to increase the size of the Board of Directors of the Company to provide enough authorized Board seats to permit TIAA to designate a person to the Board without the need to terminate the service of any current Board member, the Company hereby agrees, at its next meeting of shareholders, but in any event not later than July 31, 2000, to (i) amend its Restated Articles of Incorporation to delete the first sentence of Section 5.2 (A)(3)(b) relating to the variable size of

30 - Investors' Rights Agreement
its Board of Directors and (ii) adopt an amendment to the Bylaws of the Company providing that the authorized number of directors of the Company shall be fixed by the Board of Directors, but in no event shall there be fewer than five (5) nor more than (9) members. At any such meeting of shareholders of the Company called for such purpose, whether by ballot, written consent, proxy or otherwise, each of the Shareholders, Eric W. Strid, Cynthia Strid, K. Reed Gleason and TIAA, hereby agrees to (i) vote all shares of the Company's capital stock held by such person to amend the Company's Restated Articles of Incorporation in the manner described in the foregoing sentence and (ii) to direct their respective designees to the Board of Directors to vote for an amendment to the Company's Bylaws in the manner described in the foregoing sentence.

         2.27 PROTECTIVE COVENANT. From and after the date of the Agreement, the Company, without the prior written consent of (i) Agilent Technologies with respect to Sections 2.4 and 2.5, (ii) the holders of not less than a majority of the shares of each of the Series A, Series B, and Series C Preferred Stock with respect to Sections 2.7, 2.18, 2.19 and this Section 2.27, (iii) the holders of not less than a majority of the shares of Series C Preferred Stock with respect to Sections 2.25 and 2.26, and (iv) the holders of a majority of the Registrable Securities as to all other rights and covenants in this Section 2, shall not enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any rights the terms of which are more favorable than the rights and covenants granted to the Holders and Significant Holders in this Section 2.

         2.28 TERMINATION OF COVENANTS. Unless otherwise provided in the Section describing a particular covenant, each of the covenants set forth in this
Section 2 shall terminate as follows:

                  (a) The covenants set forth in Sections 2.1 and 2.2 shall terminate and be of no further force or effect upon the earlier to occur of an Initial Public Offering or when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act.

                  (b) The covenants set forth in Sections 2.4 and 2.5 shall terminate and be of no further force or effect immediately prior to an Initial Public Offering.

                  (c) The covenants set forth in Section 2.3 and Sections 2.6 through 2.27 shall terminate and be of no further force or effect upon a Qualified Public Offering.

                                   SECTION 3.

                                  MISCELLANEOUS

         3.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Oregon.

31 - Investors' Rights Agreement

         3.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         3.3 ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement (including any Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Subject to the limitations of Section 2.27 hereof, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Holders of at least a majority of the outstanding Registrable Securities, and any such amendment, waiver, discharge or termination shall be binding on all the Holders, but in no event shall the obligation of any Holder hereunder be materially increased, except upon the written consent of such Holder.

         3.4 NOTICES. Unless otherwise provided, any notice or other communication required or permitted under this Agreement shall be given in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile and immediately followed by first-class mail, or delivered personally by hand or by a nationally recognized overnight courier addressed to the party to be notified at the address or facsimile number indicated for such party on the signature page hereof or at such other address as such party may designate by 10 days' advance written notice to the other parties hereto. All such notices and other written communications shall be effective (i) if mailed, three days after mailing, (ii) if delivered personally by hand, immediately,
(iii) if delivered by a nationally recognized overnight courier, one day after the date deposited with such courier, or (iv) if sent by confirmed facsimile, immediately if sent during normal business hours of the recipient, if not, then on the next business day. In the case of any notice to the Company, a copy of such notice shall be sent to Jack W. Schifferdecker, Jr., Esq., Ater Wynne LLP, 222 S.W. Columbia, Suite 1800, Portland, Oregon 97201, in the case of any notice to Agilent Technologies, a copy of such notice shall be sent to Mario Oh Huber, Assistant Secretary and Corporate Counsel, Agilent Technologies, Inc., 3000 Hanover Street, MS: 20BQ, Palo Alto, California, 94304, in the case of any notice to Maristeth, a copy of such notice shall be sent to Mario D. Parisio, Esq., Gordon, Thomas, Honeywell, Malanca, Peterson & Daheim, P.L.L.C., 1201 Pacific Avenue, Suite 2200, Tacoma, Washington 98401-1157, in the case of any notice to Electroglas, a copy of such notice shall be sent to Nelson D. Crandall, Esq., Enterprise Law Group, Inc., 4400 Bohannon Drive, Menlo Park, California 94025-1041 and in the case of any notice to TIAA, a copy of such notice shall be sent to Robert Belke, Private Direct Equity Team, 730 Third Avenue, New York, New York 10017.

         3.5 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any Holder upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Holder and it shall not be construed to be a waiver of any such breach or default or an acquiescence therein or in any similar breach or default thereafter occurring; and no waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any

32 - Investors' Rights Agreement
breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

         3.6 RIGHTS; SEVERABILITY. Unless otherwise expressly provided herein, a Holder's rights hereunder are several rights, not rights jointly held with any of the other Holders. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         3.7 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         3.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         3.9 TERMINATION OF JULY 1999 INVESTORS' RIGHTS AGREEMENT. This Agreement supersedes and replaces the July 1999 Investors' Rights Agreement which, upon execution of this Agreement, is hereby terminated.

                   [REMAINDER OF PAGE DELIBERATELY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                          CASCADE MICROTECH, INC.



                                          By: /s/ Craig M. Swanson
                                              ---------------------------------
                                                   Craig M. Swanson
                                                   Chief Financial Officer

                                 Address:          2430 N.W. 206th Avenue
                                                   Beaverton, OR 97006

33 - Investors' Rights Agreement

                             CASCADE MICROTECH, INC.

                                 SIGNATURE PAGE
                                       TO
                           INVESTORS' RIGHTS AGREEMENT

                         Dated as of December 16 , 1999


         The undersigned Shareholder hereby executes and delivers the Investors' Rights Agreement to which this Signature Page is attached; which Investors' Rights Agreement Signature Page, together with the Investors' Rights Agreement and Signature Pages of other Shareholders, shall constitute counterpart copies thereof in accordance with the terms of the Investors' Rights Agreement.

                                  Shareholder:

                                 AGILENT TECHNOLOGIES, INC.
                                 (Formerly known as Hewlett-Packard Company)



                                 By:   /s/  Scott R. Wright
                                       --------------------------------------
                                          Scott R. Wright
                                          General Manager
                                          Component Test Unit

                                 Address:          1400 Fountaingrove Parkway
                                                   MS 3USP
                                                   Santa Rosa, CA 95403-1799

34 - Investors' Rights Agreement

                             CASCADE MICROTECH, INC.

                                 SIGNATURE PAGE
                                       TO
                           INVESTORS' RIGHTS AGREEMENT

                         Dated as of December 16 , 1999


         The undersigned Shareholder hereby executes and delivers the Investors' Rights Agreement to which this Signature Page is attached; which Investors' Rights Agreement Signature Page, together with the Investors' Rights Agreement and Signature Pages of other Shareholders, shall constitute counterpart copies thereof in accordance with the terms of the Investors' Rights Agreement.

                                 Shareholder:

                                 MARISTETH FUND III, LLC


                                 By: /s/  F. Paul Carlson
                                          -----------------------------------
                                          F. Paul Carlson, Sole Manager
                                          Maristeth Fund III, LLC

                                 Address: 1201 Pacific Avenue, Suite 1702 Tacoma, WA 98402

35 - Investors' Rights Agreement

                             CASCADE MICROTECH, INC.

                                 SIGNATURE PAGE
                                       TO
                           INVESTORS' RIGHTS AGREEMENT

                         Dated as of December 16 , 1999


         The undersigned Shareholder hereby executes and delivers the Investors' Rights Agreement to which this Signature Page is attached; which Investors' Rights Agreement Signature Page, together with the Investors' Rights Agreement and Signature Pages of other Shareholders, shall constitute counterpart copies thereof in accordance with the terms of the Investors' Rights Agreement.

                                 Shareholder:

                                 ELECTROGLAS, INC.


                                 By: /s/ Curtis S. Wozniak
                                     --------------------------------------
                                          Curtis S. Wozniak
                                          Chief Executive Officer

                                 Address:          3045 Sender Way
                                                   Santa Clara, CA    95054

36 - Investors' Rights Agreement

                             CASCADE MICROTECH, INC.

                                 SIGNATURE PAGE
                                       TO
                           INVESTORS' RIGHTS AGREEMENT

                          Dated as of December 16, 1999


         The undersigned Shareholder hereby executes and delivers the Investors' Rights Agreement to which this Signature Page is attached; which Investors' Rights Agreement Signature Page, together with the Investors' Rights Agreement and Signature Pages of other Shareholders, shall constitute counterpart copies thereof in accordance with the terms of the Investors' Rights Agreement.

                                 Shareholder:

                                 TEACHERS INSURANCE & ANNUITY
                                 ASSOCIATION OF AMERICA


                                 By: /s/ Thomas E. Solano
                                     -----------------------------------
                                 Name: Thomas E. Solano
                                       ---------------------------------
                                 Title:   Managing Director
                                         ------------------------------

                                 Address:          730 Third Avenue
                                                   New York, NY 10017

37 - Investors' Rights Agreement

                             CASCADE MICROTECH, INC.

                                 SIGNATURE PAGE
                                       TO
                           INVESTORS' RIGHTS AGREEMENT

                          Dated as of December 9, 1999


         The undersigned Founders hereby execute and deliver the Investors' Rights Agreement to which this Signature Page is attached; which Investors' Rights Agreement Signature Page, together with the Investors' Rights Agreement and Signature Pages of the Shareholders, shall constitute counterpart copies thereof in accordance with the terms of the Investors' Rights Agreement.

                                    Founders:


                                  /s/ Eric W. Strid
                                  ----------------------------------
                                  Eric W. Strid


                                  /s/ Cynthia Strid
                                  ----------------------------------
                                  Cynthia Strid


                                  /s/ K. Reed Gleason
                                  ----------------------------------
                                  K. Reed Gleason


38 - Investors' Rights Agreement

                                    EXHIBIT C

                       [FORM OF PURCHASE INSTALLMENT NOTE]

                             CASCADE MICROTECH, INC.

                               6% INSTALLMENT NOTE

No._________                                           ________________ , 19___
$________________                                             PPN______________


         FOR VALUE RECEIVED, the undersigned, Cascade Microtech, Inc. (the "Company"), a corporation organized and existing under the laws of the State of Oregon hereby promises to pay to Teachers Insurance and Annuity Association of America, or its registered assigns, the principal sum of _________________DOLLARS in three equal installments each in the amount of $____________________DOLLARS, the first payment to occur on _________,_____ with like payments to be made on the first and second anniversaries of such date. This Purchase Installment Note ("Note") shall bear interest (computed on the basis of a 360-day year) on the unpaid balance thereof at the rate of 6% per annum from the date hereof, and all accrued but unpaid interest shall be paid on the dates on which Note principal is to be paid as set forth in the preceding sentence.

         Payments of principal and interest on this Note shall be made in lawful money of the United States of America at ________________ or at such other place as the holder of this Note shall have designated by written notice to the Company as provided in the Investors' Rights Agreement referred to below.

         This Note is issued pursuant to Section 2.25 of the Investors' Rights Agreement, dated as of December 16, 1999 (as amended from time to time, the "Investors' Rights Agreement"), among and between the Company and the respective Investors and Shareholders named therein. Each holder of this Note will be deemed, by its acceptance hereof to have agreed to the confidentiality provisions set forth in the Nondisclosure and Restricted Use Agreement attached as Exhibit C to the Investors' Rights Agreement.

         Any unpaid principal and accrued interest of this Note may be prepaid, in whole or from time-to-time in part, without penalty, at the sole election of the Company.

         So long as this Note is outstanding, the registered holder shall be entitled to receive the following financial information of the Company:

         (a) As soon as practicable after the end of each fiscal year of the Company and in any event within 90 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently

1 - Exhibit C
                  applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of recognized national standing selected by the Company;

         (a) as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within 45 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period and consolidated statements of income and cash flows of the Company and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Company, except that such financial statements need not contain the notes required by generally accepted accounting principles.

         This Note is transferrable upon 10 days' prior written notice to the Company; provided, however, that this Note may not be transferred to any party that (i) is in the business of manufacturing, distributing or selling any product or service which competes with any product or service of the Company,
(ii) is in the business of manufacturing, distributing or selling any semiconductor test or measurement product or service to any party that manufactures semiconductors or integrated circuits, whether or not such semiconductor test or measurement product or service competes with any products or services of the Company, (iii) is in the business of manufacturing, distributing or selling semiconductors or integrated circuits, or (iv) is an affiliate of any of the foregoing unless the affiliate is a "qualified institutional buyer" as that term is defined in Rule 144A(a)(1) of the Securities Act.

         This Note is governed by the laws of the State of Oregon. The parties acknowledge that the state or federal courts located in Portland, Oregon constitute the sole and exclusive venue, and the exclusive jurisdiction, for disputes arising hereunder.


                                 CASCADE MICROTECH, INC.

                                 By: ________________________________
                                 Name: ______________________________
                                 Title: _____________________________


2 - Exhibit C